Exhibit 10.2

AEYE, INC.

NOTICE OF GRANT OF RESTRICTED STOCK UNITS

(CASH-SETTLEMENT OPTION)

(U.S. Participants)

AEye, Inc., a Delaware corporation (the “Company”), has granted to the Participant an award (the “Award”) of units pursuant to a grant otherwise governed by the AEye, Inc. 2021 Equity Incentive Plan (the “Plan”), each of which represents the right to receive on the applicable Settlement Date one (1) share of Stock or cash, as follows:

Participant:	[_____________]

Date of Grant:	[_____________]

Vesting Commencement Date:	[_____________]

Number of RSUs[1]:	[_____________]

Settlement Date:	Except as provided by the Restricted Stock Units Agreement (Cash-Settlement Option), the date on which a Unit becomes a Vested Unit.

Vested Units:	Except as provided in the Restricted Stock Units Agreement (Cash-Settlement Option) or this Grant Notice and provided that the Participant’s Service has not terminated prior to the applicable date, the number of Vested Units (disregarding any resulting fractional Unit) shall cumulatively increase on each respective date as set forth in your E*TRADE account.

Vesting Schedule:	[_____________]

Superseding Agreement:	None.

By their signatures below or by electronic acceptance or authentication in a form authorized by the Company, the Company and the Participant agree that the Award is governed by this Grant Notice and by the provisions of the Restricted Stock Units Agreement (Cash-Settlement Option) and the Plan, both of which are made a part of this document, and by the Superseding Agreement, if any. The Participant acknowledges that copies of the Plan, the Restricted Stock Units Agreement (Cash-Settlement Option), and the prospectus for the Plan are available on the Company’s internal web site and may be viewed and printed by the Participant for attachment to the Participant’s copy of this Grant Notice. The Participant represents that the Participant has read and is familiar with the provisions of the Restricted Stock Units Agreement (Cash-Settlement Option) and the Plan, and hereby accepts the Award subject to all of their terms and conditions.

AEye, Inc.		Agreed and accepted:

By:
	[authorized officer]	[participant]

ATTACHMENTS:	2021 Equity Incentive Plan, as amended, Restricted Stock Units Agreement (Cash-Settlement Option), and Plan Prospectus

[1]	Each “Unit” is subject to adjustment as provided by the Restricted Stock Units Agreement (Cash-Settlement Option).